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August 4, 2003

Securities and Exchange Commission
Washington, D.C.

        Re: Hotel Outsource Management International, Inc.


To Whom It May Concern:

Hotel Outsource Management International, Inc. (the "Company") is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware. The Company has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. The Company is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

This opinion is given in connection with the offering for sale of 7,566,032 shares of common stock by selling shareholders of the Company. This opinion is based upon Delaware law.

We have acted as counsel to the company in connection with the preparation of its Registration Statement on Form SB-2, pursuant to which such shares are being registered and, in so acting, we have examined the originals and copies of the corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photo copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

All of the 7,566,032 shares being offered are authorized and issued.

Based upon the foregoing, we are of the opinion that the 7,566,032 shares of common stock of the Company being registered in this public offering on Form SB-2 will be legally issued, fully paid and non-assessable, and there will be no personal liability to the owners thereof.

The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusion as an exhibit accompanying such Registration Statement, and our being named in such Registration Statement..


Very truly yours,


SCHONFELD & WEINSTEIN, L.L.P.
SCHONFELD & WEINSTEIN, L.L.P.